UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2023

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 12, 2020, B. Riley Principal Merger Corp. II (“BMRG”), the predecessor to Eos Energy Enterprises, Inc. (the “Company”), held a special meeting of stockholders (the “BMRG Special Meeting”) to approve certain matters relating to the business combination between BMRG and Eos Energy Storage LLC.

One of these matters was a proposal to amend and restate BMRG’s certificate of incorporation in order to, among other things, increase the number of authorized shares of common stock from 125,000,000 shares of common stock, consisting of 100,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock, to 200,000,000 shares of common stock, and to reclassify all Class A common stock and Class B common stock as a single class of common stock (the “Charter Amendment Proposal”). The Charter Amendment Proposal was approved by a majority of the outstanding shares of Class A common stock and Class B common stock of BMRG as of the record date for the BMRG Special Meeting, voting together as a single class, although voting records indicate that a majority of each of the shares of Class A common stock and Class B common stock also approved the Charter Amendment Proposal. After the BMRG Special Meeting, BMRG and Eos Energy Storage LLC closed the business combination and the Company’s certificate of incorporation, as amended to give effect to the Charter Amendment Proposal, became effective.

A recent ruling by the Delaware Court of Chancery introduces uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) would have required the Charter Amendment Proposal to be approved by separate votes of the majority of BMRG’s then-outstanding shares of Class A common stock and Class B common stock.

The Company has been proceeding with the understanding that the Charter Amendment Proposal and the amendment and restated certificate of incorporate are valid. In light of this recent ruling, however, to resolve potential uncertainty with respect to the Company’s capital structure, the Company has filed a petition in the Delaware Court of Chancery under Section 205 of the DGCL to seek validation of the Charter Amendment Proposal. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on the Company’s ability to complete equity or debt financing transactions and issue stock-based compensation to its employees, directors and officers, until the underlying issues are definitively resolved.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. In particular, no assurances can be made regarding the outcome or the timing of the Section 205 proceeding, which is subject to uncertainties inherent in the litigation process and may not be resolved timely, or at all, or regarding the consequences if the Company is unsuccessful in the Section 205 proceeding and the effects of persistent uncertainty on the Company’s operations. As described above, this uncertainty could have a material adverse effect on the Company. Additional risks and uncertainties that could affect the Company’s operations and results of operation are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) as well as its other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: February 10, 2023	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer